UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

20333 State Highway 249, Suite 200
Houston, Texas 77070
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Rahim Jivraj to the Board of Directors

The Board of Directors of Mainland Resources, Inc., a Nevada corporation (the "Company" or "Mainland") has appointed Rahim Jivraj as a Director effective April 15, 2010, to fill an existing vacancy on the Company's Board of Directors.

There are currently no family relationships between Mr. Jivraj and any of the other members of the Company's Board of Directors, or between Mr. Jivraj and the Company's executive officers.

Since the beginning of the Company's last fiscal year, neither Mr. Jivraj, nor any of his associates or affiliates, has had any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which the Company was or is to be a participant and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last two completed fiscal years.

The Company's Board now consists of Mr. Jivraj, Simeon King-Horton, Angelo Viard, William Thomas and Peter Wilson.

About Rahim Jivraj

Mr. Jivraj, aged 32 years, has been an entrepreneur for over ten years, in venture capital for eight years, and has assisted various private and public entities as a corporate advisor on matters related to finance, development and investor relations. Mr. Jivraj previously served as the President and a Director of the Company from September 2007 to February 2008.

Mr. Jivraj was associated with two boutique venture capital and merchant banking firms based in Vancouver, Canada before leaving to pursue independent ventures in 2008. From March 2007 to November 2008, he founded and became the CEO and a Director of Spring & Mercer Capital Corporation, a public company listed under the TSX Venture Exchange's Capital Pool Company Program, which enables seasoned directors and officers to form and list a "Capital Pool Company" whose primary objective was to seek and acquire a business suitable for continued listing of the company on the Exchange. Mr. Jivraj has also served on the Boards of Directors of Afrasia Mineral Fields Inc. (from November 2005 to December 2006) and Hastings Resources Corp. (from October 2007 to May 2008), both public companies listed on the TSX Venture Exchange. On April 16, 2010, Mr. Jivraj was appointed as the President, Chief Executive Officer and a Director of Uranium International Corp. (OTCBB: URNI), a public company quoted on the OTC Bulletin Board.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On April 21, 2010, the Company issued a press release announcing the appointment of Mr. Jivraj to the Board of Directors.

A copy of the press release is filed as Exhibit 99.1 hereto.

3.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration Corporation ("American Exploration") announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated April 21, 2010*

*            Filed herewith.

4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: April 22, 2010	By: /s/William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

5.